                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                (August 1, 1999)


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT") is made and entered into as of August 1, 1999, among MICHAEL PETROLEUM CORPORATION, a Texas corporation (the "BORROWER"), the entities listed on the signature pages hereof as Lenders (collectively, the "LENDERS"), and CHRISTIANIA BANK OG KREDITKASSE ASA ("CHRISTIANIA") as administrative agent (in such capacity, the "AGENT").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of May 15, 1998 (the "ORIGINAL CREDIT AGREEMENT") as modified and/or amended by (i) that certain letter agreement dated as of June 30, 1998 (the "ALPHA WAIVER LETTER"), (ii) that certain First Amendment to Credit Agreement dated as of March 29, 1999 (the "FIRST AMENDMENT"), and (iii) that certain letter agreement dated March 30, 1999 (the "MARCH 1999 LETTER" and, together with the Original Credit Agreement, the Alpha Waiver Letter and the First Amendment, the "CREDIT AGREEMENT"); and

         WHEREAS, the Borrower, the Agent and the Lenders wish to amend the Credit Agreement and provide for certain other matters as set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual promises, the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. DEFINITIONS.

         (a) Capitalized terms used and not defined in this Amendment shall have the meanings specified in the Credit Agreement.

         (b) The definition of "SECURITY DOCUMENTS" in ARTICLE I of the Credit Agreement is hereby deleted in its entirety and replaced by the following definition of such term:

                  SECURITY DOCUMENTS means the Mortgage, the Pledge Agreement, the Alpha Mortgage and any other agreement or writing evidencing any Encumbrance created in favor of Agent on behalf of Lenders in or on the Collateral and any other documents relevant thereto; Security Documents also includes the Subsidiary Guarantee and any other agreement in writing creating a guarantee in favor of Agent on behalf of the Lenders with respect to the Obligations.

         (c) The following definitions are inserted in alphabetical order in
ARTICLE I of the Credit Agreement:

                  ALPHA means Michael Petroleum Alpha Corporation, a Texas corporation and wholly-owned subsidiary of Borrower.

                  ALPHA MORTGAGE means that certain Deed of Trust, Mortgage, Assignment of Production, Security Agreement, and Financing Statement from Alpha to the Trustee and the Agent filed on July 1, 1999 in Clerk's Office of Webb County, Texas, Vol. 789, Pg. 863-A, and in the Clerk's Office of Zapata County, Texas, Vol. 618, Pg. 348.

                  ALPHA WAIVER LETTER means that certain letter agreement dated July 30, 1998 entered into with respect to this Agreement.

                  ANDERMAN means Anderman Oils Texas, Inc., a former subsidiary of Alpha that merged into Alpha on June 3, 1999.

                   MIGUEL means Gas Naturale de Miguel, Inc., a Texas corporation and wholly-owned Subsidiary of Borrower.

                  MOHAN means Mohan Petroleum Texas, Inc., a former subsidiary of Alpha that merged into Alpha on June 3, 1999.

                  PLEDGE AGREEMENT means that certain Pledge Agreement dated as of June 30, 1999 between Borrower and Agent.

                  SECOND AMENDMENT means that certain Second Amendment to Credit Agreement dated as of August 1, 1999 amending this Agreement.

                  SUBSIDIARY GUARANTEE means that certain Subsidiary Guarantee dated June 30, 1999 among Borrower, Alpha, Miguel and Agent.

          (d) The definition of "PERMITTED INVESTMENTS" in ARTICLE I of the Credit Agreement is modified by deleting current PARAGRAPHS 9 THROUGH 12 thereunder and replacing them with the following PARAGRAPH 9:

                  "Intercompany loan from Borrower to Alpha to finance the acquisition by Alpha of Anderman and Mohan as contemplated by the Alpha Waiver Letter."

         (e) The following SECTION 1.6 is added to the Credit Agreement:

                  "AMENDMENTS TO LOAN DOCUMENTS. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time."

         2. INTEREST AND ADVANCES.

         (a) From and after the date of this Amendment, and for purposes of all outstanding as well as future Advances, the definitions of "ABR" and "EURODOLLAR RATE" in ARTICLE I of the Credit Agreement will be deleted in their entirety and replaced by the following definitions of such terms:

                  ABR means the highest of (i) the rate of interest publicly announced by Agent as its prime rate in effect at its principal office in New York City (the "PRIME RATE") PLUS 1.5%, (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) PLUS 2.5% and (iii) the Federal Funds Rate PLUS 2.00%.

                  EURODOLLAR RATE means the rate (adjusted for statutory reserve requirements of eurocurrency liabilities) at which eurodollar deposits for one, two, three or six (or, if available and acceptable to Required Lenders, nine or twelve) months (as selected by Borrower) are offered to Agent in the Interbank eurodollar market, PLUS 3.25%.

         (b) Notwithstanding anything to the contrary in the Credit Agreement, including, without limitation, SECTIONS 2.3 and 2.13 of the Credit Agreement, from and after the date of this Amendment, Lender's commitment to make Eurodollar Rate Advances is terminated and Borrower may not receive or rollover Eurodollar Rate Advances or convert ABR Advances to Eurodollar Rate Advances. The terms of outstanding Eurodollar Rate Advances remain unchanged except as provided in PARAGRAPH 2(A) of this Amendment.

         3. CONVERSION OF SENIOR NOTES. If on or before September 15, 1999 a binding agreement has not been reached with the holders of the Senior Notes to convert such Senior Notes to equity, then a Default will occur on September 16, 1999 and will continue thereafter.

         4. GAS PURCHASE AGREEMENT WAIVER. Notwithstanding anything to the contrary in the Loan Documents, Borrower shall be permitted to enter into that certain Gas Purchase Agreement (the "PURCHASE AGREEMENT") between Borrower and Engage Energy US, L.P. ("SELLER"), in the form attached to this Amendment as EXHIBIT B with such changes as Agent may, in its sole discretion, permit and such changes to the conditions set forth in the following proviso as Agent may, in its sole discretion, require; PROVIDED THAT, (a) the "Prepayment Amount" Borrower receives from Seller pursuant to the Purchase Agreement shall be applied by Borrower (i) first, to prepay $900,000 of Principal Debt and (ii) thereafter, for the purposes stated in SECTION 2.2 of the Credit Agreement, as amended, and (b) Borrower hereby acknowledges that Agent's permission to enter into the Purchase Agreement is one-time waiver and hereby agrees that no Company shall sell, transfer, assign or grant (including any option for any Person to acquire) any of its assets (as that term is defined in accordance with GAAP) or take any action in furtherance thereof, except for the sale of production or inventory in the ordinary course of such Company's business. For the avoidance of doubt, the sale of production or inventory in the ordinary course of a Company's business means a contract for sale of production or inventory with (a) a term for ninety (90) days or less and (b) prices established pursuant to applicable market indices.

         5. AMENDMENT TO SECTION 2.2. SECTION 2.2 of the Credit Agreement is deleted in its entirety and replaced by the following SECTION 2.2:

                  "PURPOSE OF THE ADVANCES. Proceeds of the Loans shall be used to finance working capital needs of Borrower and for its general corporate purposes in the ordinary course of business; PROVIDED THAT, notwithstanding any other provision of this Agreement to the contrary, proceeds of the Loans shall not be used directly or indirectly to pay interest on the Senior Notes. Multiple Advances shall be permitted under the Loans, PROVIDED THAT all conditions precedent thereto set forth in ARTICLE VIII have been satisfied."

         6. AMENDMENT TO SECTION 2.9. SECTION 2.9 of the Credit Agreement is deleted in its entirety and replaced by the following SECTION 2.9:

                  "MANDATORY PREPAYMENT. If the Principal Debt (together with the LC Exposure) ever exceeds the Borrowing Base or the Total Commitment (as either may be reduced or cancelled in accordance with this Agreement), Borrower shall forthwith repay such excess in full."

         7. AMENDMENT TO SECTION 2.11(A). The first two sentences of SECTION 2.11(A) of the Credit Agreement are deleted and replaced by the following first three sentences of SECTION 2.11(A):

                  "During the period from and after April 1, 1999, and until the Borrowing Base is redetermined in accordance with this SECTION 2.11, the maximum amount of the Borrowing Base shall be $23,000,000. The maximum amount of the Borrowing Base shall be reduced (i) by $900,000 upon payment of the sum contemplated by PARAGRAPH 4 of the Second Amendment and (ii) on the last day of each calendar month, commencing October 31, 1999, and thereafter until the Borrowing Base is reduced to zero, by the amount (the "BB REDUCTION AMOUNT") set forth on SCHEDULE 2 corresponding with the last day of each calendar month."

         8. AMENDMENT TO SECTION 7.12. SECTION 7.12 of the Credit Agreement is deleted in its entirety and replaced by the following SECTION 7.12:

                  "DIVIDENDS. Borrower shall not, without the prior consent of Agent, declare or pay any cash dividends or distributions to its shareholders, or declare or make any capital distribution in cash or other property or return of capital, purchase or redeem any of its capital stock or other securities, or take any other action which would have an equivalent effect to any of the foregoing or issue additional capital stock, including stock presently authorized but unissued to any Person."

         9. ACKNOWLEDGEMENT AND WAIVER REGARDING NON-COMPLIANCE WITH SECTION
     7.17. The Agent and the Lenders acknowledge that they received timely (within the requirements of SECTION 5.4 of the Credit Agreement) notice of the failure by Borrower to comply with the Interest Coverage Ratio covenant set forth in SECTION 7.17 of the Credit Agreement as of the last day of March, 1999 and June, 1999 and the Lenders hereby waive any Default arising therefrom.

         10. ACKNOWLEDGEMENT AND WAIVER REGARDING NON-COMPLIANCE WITH SECTION
     7.18. The Agent and the Lenders acknowledge that they received timely (within the requirements of SECTION 5.4 of the Credit Agreement) notice of the failure by Borrower to comply with the Minimum Current Ratio covenant set forth in SECTION 7.18 of the Credit Agreement and the Lenders hereby waive any Default arising from such failure until September 1, 1999.

         11. AMENDMENT TO SECTION 9.1(C). SECTION 9.1(C) of the Credit Agreement is deleted in its entirety and replaced by the following SECTION 9.1(C):

                  "any Company or any other obligor shall fail to comply with:

                  (i) any covenant set forth in SECTIONS 6.2, 7.1, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.12, 7.15, 7.17, 7.18 or 7.19, or

                  (ii) any item, condition, or covenant of or in any Loan Document other than those described in SECTION 9.1(a), SECTION 9.1(B) or SUBSECTION 9.1(C)(I), where such failure is not remedied by such Company or other obligor within 30 days after such Company or other obligor has knowledge thereof or receives written notice from Agent; PROVIDED THAT, such 30 day period shall be reduced to zero with respect to any breach which is not susceptible to cure or with respect to which such Company or obligor does not diligently pursue a cure."

         12. AMENDMENT TO SECTION 11.3. The first sentence of SECTION 11.3 of the Credit Agreement is deleted and replaced by the following first sentence of SECTION 11.3:

                  "Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business,
         (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Documents to any of its Affiliates which has sufficient resources with which to honor its obligations under this Agreement (each a "PURCHASER"), (ii) if no Default exists, upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, assign to any other Person (each of which is also a "PURCHASER") a proportionate part (not less than $7,500,000 and an integral multiple of $500,000) of all or any part of its Rights and obligations under the Loan Documents and (iii) if a Default exists (including any Default that has been waived), assign to any other Person (each of which is also a "PURCHASER") a proportionate part (not less than $7,500,000 and an integral multiple of $500,000) of all or any part of its Rights and obligations under the Loan Documents; PROVIDED THAT, prior to assignment under SUBSECTION (III), Lender shall give notice to Borrower, Agent and other Lenders of such assignment (though failure to give such notice shall not invalidate the assignment).

         13. AMENDMENT TO SCHEDULE 2. SCHEDULE 2 of the Credit Agreement is deleted in its entirety and replaced by the SCHEDULE 2 attached to this Amendment as EXHIBIT A.

         14. ACKNOWLEDGEMENT WITH RESPECT TO BORROWING BASE AND ADDITIONAL ADVANCES. BORROWER ACKNOWLEDGES THAT THERE HAS BEEN NO AGREEMENT BY THE LENDERS TO INCREASE THE BORROWING BASE AND THAT THE LENDERS HAVE NO OBLIGATION (AND HAVE INDICATED THAT THEY DO NOT INTEND) TO ADVANCE ADDITIONAL FUNDS UNDER THE CREDIT AGREEMENT.

         15. WAIVER OF COLLATERAL. Lenders waive, for the time being, the delivery by Miguel of collateral to secure its obligations under the Subsidiary Guarantee; PROVIDED THAT, Lenders may elect at any time to require delivery of such collateral.

         16. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. The obligations of the Lenders herein and the effectiveness of the other provisions of this Amendment shall be subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Agent:

         (a) The Agent shall have received all the following (each of the following documents in form and substance satisfactory to the Agent):

                  (i) A copy of the resolutions of the Board of Directors of the Borrower, dated on the date hereof, certified by the Secretary of Assistant Secretary of the Borrower, authorizing the execution, delivery and performance by the Borrower of this Amendment and any other document to be delivered pursuant hereto (collectively, the "AMENDMENT DOCUMENTS");

                  (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated on the date hereof, as to the incumbency and signature of the officers of the Borrower authorized to sign the Amendment Documents, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (iii) All consents, approvals, waivers, authorizations and orders of any courts or governmental authorities (including, without limitation, federal and state banking authorities) or third parties required in connection with the execution, delivery and performance by the Borrower of the Amendment Documents and the performance of the transactions contemplated hereby; and

                  (iv) All other documents the Agent may reasonably request with respect to any matter relevant to the Amendment Documents or the transactions contemplated hereby;

         (b) The representations and warranties contained in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date hereof and on and as of the date of actual execution and delivery hereof by the Borrower; and

         (c) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by the Amendment Documents and any related agreements shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, required by the Amendment Documents and any related agreements to be executed or which the Agent may reasonably have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

         17. DEFAULTS AND POTENTIAL DEFAULTS. The Borrower represents and warrants that after giving effect to this Amendment no Default or Potential Default exists under the Credit Agreement; PROVIDED THAT, Borrower acknowledges the possibility that it might continue to be in Default with respect to the Minimum Current Ratio covenant set forth in
     SECTION 7.18 of the Credit Agreement after September 1, 1999.

         18. EXPENSES. The Borrower shall pay all out-of-pocket expenses of the Agent arising in connection with the Loans and the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by the Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, to be effective as of the date first above written.

                                      MICHAEL PETROLEUM CORPORATION,
                                      as the Borrower


                                      By:    /S/ MICHAEL G. FARMAR
                                         -------------------------------
                                      Name:  MICHAEL G. FARMAR
                                           -----------------------------
                                      Title: PRESIDENT
                                            ----------------------------


                                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                                      as the Agent and the sole Lender


                                      By:    /S/ PETER DODGE
                                         -------------------------------
                                      Name:  PETER DODGE
                                           -----------------------------
                                      Title: SENIOR VICE PRESIDENT
                                            ----------------------------



                                      By:    /S/ WILLIAM S. PHILLIPS
                                         -------------------------------
                                      Name:  WILLIAM S. PHILLIPS
                                           -----------------------------
                                      Title: FIRST VICE PRESIDENT
                                            ----------------------------

                                    EXHIBIT A

                            SEE ATTACHED SCHEDULE 2.
























                                   Exhibit A-1

                                   SCHEDULE 2

                        BORROWING BASE REDUCTION SCHEDULE



     DATE                         AMOUNT OF REDUCTION             NEW BORROWING BASE*
     ----                         -------------------             -------------------
October 31, 1999                      $1,500,000                     $20,600,000
November 30, 1999                     $1,500,000                     $19,100,000
December 31, 1999                     $1,500,000                     $17,600,000
January 31, 2000                      $1,500,000                     $16,100,000
February 29, 2000                     $1,500,000                     $14,600,000
March 31, 2000                        $1,500,000                     $13,100,000
April 30, 2000                        $1,500,000                     $11,600,000
May 31, 2000                          $1,500,000                     $10,100,000
June 30, 2000                         $1,500,000                      $8,600,000
July 31, 2000                         $1,500,000                      $7,100,000
August 31, 2000                       $1,500,000                      $5,600,000
September 30, 2000                    $1,500,000                      $4,100,000
October 31, 2000                      $1,500,000                      $2,600,000
November 30, 2000                     $1,500,000                      $1,100,000
December 31, 2000                     $1,100,000                              $0


















* The figures in this column assume that the Borrowing Base has been reduced by $900,000 pursuant to SECTION 2.11(a)(i) of this Agreement.


                                     Schedule 2 - 1